EXPENSE LIMITATION AGREEMENT

             This agreement is made as of the 2nd day of February, 2000 by and between EXETER FUND, INC., a Maryland Corporation (the "Fund"), and MANNING & NAPIER ADVISORS, INC., a New York Corporation (the "Advisor"), with respect to the following:

             WHEREAS, the Advisor serves as the investment advisor to certain of the Fund's Series, as listed on Schedule A, pursuant to an Investment Advisory Agreement dated April 30, 1993; and

             WHEREAS, the Fund and the Advisor desire to enter into a contractual fee waiver arrangement for a period beginning March 1, 2000 and ending on February 28, 2001.

              NOW THERETOFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

      1. The Advisor agrees to waive its fee and/or reimburse expenses so that each Series' total annual fund operating expenses do not exceed the amounts listed on Schedule A for a period beginning on March 1, 2000 and ending on February 28, 2001.

       2. Upon the termination of the Investment Advisory Agreement this Agreement shall automatically terminate.

       3. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC issued pursuant to said Act. In addition, where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is revised by rule, regulation or order of the SEC, such provision shall be deemed to incorporate the effect of such rule, regulation or order. Otherwise the provisions of this Agreement shall be interpreted in accordance with the laws of Maryland.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective officers as of the day and year first above written.

[SEAL]


                                        EXETER FUND, INC.


                                        Attest:/s/ Jodi L. Hedberg



                                        by:_/s/ William Manning
                                        By: William Manning
                                        Title:President



                                         MANNING & NAPIER ADVISORS, INC.



                                         Attest:_/s/ Jodi L. Hedberg



                                         by:_/s/ B. Reuben Auspitz
                                         By: B. Reuben Auspitz
                                         Title:Executive Vice President

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                                   SCHEDULE A

  Series                           Expense Limitation

Defensive Series Class A                1.00%
Defensive Series Class B                2.00%
Defensive Series Class C                1.75%
Defensive Series Class D                1.50%
Defensive Series Class E                1.25%
Blended Asset Series I Class A          1.20%
Blended Asset Series I Class B          2.20%
Blended Asset Series I Class C          1.95%
Blended Asset Series I Class D          1.70%
Blended Asset Series I Class E          1.45%
Blended Asset Series II Class A         1.20%
Blended Asset Series II Class B         2.20%
Blended Asset Series II Class C         1.95%
Blended Asset Series II Class D         1.70%
Blended Asset Series II Class E         1.45%
Maximum Horizon Series Class A          1.20%
Maximum Horizon Series Class B          2.20%
Maximum Horizon Series Class C          1.95%
Maximum Horizon Series Class D          1.70%
Maximum Horizon Series Class E          1.45%
Tax Managed Series Class A              1.20%
Tax Managed Series Class B              2.20%
Tax Managed Series Class C              1.95%
Tax Managed Series Class D              1.70%
Tax Managed Series Class E               .45%
PureMark[sm] Series Class A             0.70%
PureMark[sm] Series Class B             1.70%
PureMark[sm] Series Class C             1.45%
PureMark[sm] Series Class D             1.20%
PureMark[sm] Series Class E             0.95%